3/2/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
19625X102
Colony Starwood Homes
JP Morgan Chase Securities
JP Morgan Chase Securities LLC; Merrill Lynch, Pierce, Fenner & Smith
Inc.; Deutsche Bank Securities Inc.; Morgan Stanley & Co. LLC; Citigroup
Global Markets Inc.; Goldman Sachs & Co.; Wells Fargo Securities LLC
Morgan Stanley
$13,000,000
$305,078
$652,498,958
$32
$34
$0.98

1/18/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
625817909
Japan Prime Realty Investment Corp.
SMBC Nikko Securities Inc.
Mizuho Securities Co Ltd; Nomura Securities Co Ltd; Mitsubishi UFJ Morgan
Stanley Securities; SMBC Nikko Securities Inc; Daiwa Securities Co Ltd.

Mitsubishi UFJ Morgan Stanley Securities
¥1,267,069,440
$92,155
¥20,898,304,000
¥425,152
¥455,500
¥13,888

1/18/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
625817909
Japan Prime Realty Investment Corp.
Mizuho Trust & Banking Co.
Mizuho Securities Co Ltd; Nomura Securities Co Ltd; Mitsubishi UFJ Morgan
Stanley Securities; SMBC Nikko Securities Inc; Daiwa Securities Co Ltd.

Mitsubishi UFJ Morgan Stanley Securities
¥1,267,069,440
$92,155
¥20,898,304,000
¥425,152

¥455,500
¥13,888

5/3/2017
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
42225P501
Healthcare Trust of America, Inc.
Wachovia Capital Markets LLC
Wells Fargo Securities;
J.P. Morgan; Morgan Stanley
Morgan Stanley
$17,100,000.00
$419,805.00
$1,353,750,000
$27.503
$29.840
$0.9975